EXHIBIT 33.1
Certification Regarding Compliance with Regulation AB Servicing Criteria
1.	GMAC LLC is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the year ended December 31, 2007, and for the period from the respective date of sale for the trust to December 31, 2007 (the “Reporting Period”), as set forth in Appendix A hereto. The transactions covered by this report include wholesale dealer floor-plan asset-backed securities transactions for which GMAC LLC acts as servicer, involving the Wholesale Automotive Loans Platform (the “Platform”). The Platform consists of the activities involved in the performance of servicing functions for publicly issued wholesale dealer floor-plan asset-backed transactions, the securities of which were offered on or after January 1, 2007.

2.	Except as set forth in paragraph 3 below, GMAC LLC used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

3.	The criteria listed in the column titled “Inapplicable Servicing Criteria” on Appendix A hereto are inapplicable to GMAC LLC based on the activities it performs, directly or through its Vendors, with respect to the Platform;

4.	GMAC LLC has complied, in all material respects, with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole, except as described on Appendix B hereto;

5.	Deloitte & Touche LLP, an independent registered public accounting firm, has issued an attestation report on GMAC LLC’s assessment of compliance with the applicable servicing criteria for the Reporting Period.
March 14, 2008

GMAC LLC
By:	/s/ Mark E. Newman
	Name:	Mark E. Newman
	Title:	Vice President and Chief Financial Officer of GMAC LLC North American Operations

By:	/s/ William J. McGrane III
	Name:	William J. McGrane III
	Title:	Director of GMAC LLC Treasury Accounting

APPENDIX A

INAPPLICABLE
		APPLICABLE			SERVICING
	SERVICING CRITERIA	SERVICING CRITERIA			CRITERIA
Performed by
subservicer
for which
		Performed	Performed by	GMAC LLC is
		Directly	Vendor(s) for which	NOT the
		by	GMAC LLC is thc	Responsible
Reference	Criteria	GMAC LLC	Responsible Party	Party
1122(d)(1)(i)	General Servicing Considerations Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	XX		XX

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	XX

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.	XX

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.				XX

1122(d)(2)(i)	Cash Collection and Administration
	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	XX		XX

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	XX		XX

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.				XX

INAPPLICABLE
		APPLICABLE			SERVICING
	SERVICING CRITERIA	SERVICING CRITERIA			CRITERIA
Performed by
subservicer
for which
		Performed	Performed by	GMAC LLC is
		Directly	Vendor(s) for which	NOT the
		by	GMAC LLC is thc	Responsible
Reference	Criteria	GMAC LLC	Responsible Party	Party
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	XX		XX

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	XX		XX

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.				XX

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	XX		XX

1122(d)(3)(i)	Investor Remittances and Reporting
	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.	XX		XX

INAPPLICABLE
		APPLICABLE			SERVICING
	SERVICING CRITERIA	SERVICING CRITERIA			CRITERIA
Performed by
subservicer
for which
		Performed	Performed by	GMAC LLC is
		Directly	Vendor(s) for which	NOT the
		by	GMAC LLC is thc	Responsible
Reference	Criteria	GMAC LLC	Responsible Party	Party
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	XX		XX

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	XX		XX

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	XX		XX

1122(d)(4)(i)	Pool Asset Administration Collateral or security on pool assets is maintained as required by the transaction agreements or related mortgage loan documents.	XX		XX

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	XX		XX

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	XX		XX

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related [pool asset] documents.	XX		XX

INAPPLICABLE
		APPLICABLE			SERVICING
	SERVICING CRITERIA	SERVICING CRITERIA			CRITERIA
Performed by
subservicer
for which
		Performed	Performed by	GMAC LLC is
		Directly	Vendor(s) for which	NOT the
		by	GMAC LLC is thc	Responsible
Reference	Criteria	GMAC LLC	Responsible Party	Party
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	XX		XX

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	XX

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	XX

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	XX

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.				XX

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.				XX

INAPPLICABLE
		APPLICABLE			SERVICING
	SERVICING CRITERIA	SERVICING CRITERIA			CRITERIA
Performed by
subservicer
for which
		Performed	Performed by	GMAC LLC is
		Directly	Vendor(s) for which	NOT the
		by	GMAC LLC is thc	Responsible
Reference	Criteria	GMAC LLC	Responsible Party	Party
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	XX

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	XX

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.	XX

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	XX

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	XX		XX

APPENDIX B
During the year ended December 31, 2007. the Company determined it was materially noncompliant with 1122(d)(2)(vii) and 1122(d)(3)(ii), applicable to the Company during the year ended December 31, 2007, or for the periods from the respective dates of sale for each trust or sale to December 31,2007.
With respect to 1122(d)(2)(vii), for certain custodial account reconciliations, reconciliations were not always completed within the required timeframe, certain reconciliations were not reviewed and approved by someone other than the person who prepared the reconciliation, and reconciling items were not always reviewed and cleared within the required timeframe.
With respect to 1122(d)(3)(ii), certain swap settlement calculations were not always computed in accordance with transaction documents.